UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2023

COSTCO WHOLESALE CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive
Issaquah, WA 98027
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.005 per share	COST	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 18, 2023, the Company announced Craig Jelinek’s intention to step down as Chief Executive Officer, effective January 1, 2024. The Board of Directors has elected Ron Vachris, currently President and Chief Operating Officer, as President and Chief Executive Officer effective January 1, 2024. Mr. Jelinek will remain an employee through April 2024, serving in an advisory and transition role. Mr. Jelinek will remain a member of the Board of Directors and will stand for re-election at the annual meeting in January 2024.
On October 11 and 17, 2023, the Compensation Committee of the Company’s Board of Directors determined the compensation arrangements for Mr. Vachris in his new position. For fiscal 2024 he will receive an annual base salary of $1,150,000 and an award of RSUs with a value of $10.4 million at October 20, 2023. The grant will be subject to performance conditions that will be set in November 2023. He will also be eligible to receive a bonus under the Fiscal 2024 Executive Bonus Plan and will continue to receive his current employee benefits.
A copy of the press release is attached as Exhibit 99.1.
Item 8.01.    Other Events
The Board of Directors declared a quarterly cash dividend on the Company's common stock. The dividend of $1.02 per share declared on October 18, 2023, is payable November 17, 2023, to shareholders of record at the close of business on November 3, 2023.
Item 9.01.    Financial Statements and Exhibits
(d) Exhibits.
99.1.    Press release dated October 18, 2023.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document).
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COSTCO WHOLESALE CORPORATION

Dated: October 20, 2023	By:	/s/ Richard A. Galanti
Richard A. Galanti
Executive Vice President, Chief Financial Officer and Director